UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 4, 2006

Date of Report (Date of earliest event reported)

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50614	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13700 Progress Boulevard

Alachua, Florida 32615

(Address of principal executive offices including zip code)

(386) 418-4018

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 5, 2006, Oragenics, Inc. (the “Company”) announced that 700,000 warrants to purchase common stock previously issued by the Company were exercised by Company Director George Hawes, resulting in aggregate proceeds to the Company of $420,000. As previously reported by the Company on Form 8-K, the private placement offering and sale of the warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

A copy of the December 5, 2006 press release announcing the exercise of the warrants is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 5, 2006, the Company issued a press release announcing that it has filed a U.S. patent application covering certain unique gene targets for tuberculosis, as well as the exercise of warrants by Mr. Hawes, its financial position as a result of the receipt of aggregate proceeds of $420,000 in connection with the exercise and its current burn rate. A copy of the press release announcing the patent application and the exercise of the warrants is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Information and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release dated December 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2006	ORAGENICS, INC. (Registrant)

	BY:	/s/ Robert T. Zahradnik
Robert T. Zahradnik President and Chief Executive Officer